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Side 1

                             DYCOM INDUSTRIES, INC.
                         First Union Center, Suite 600
           4440 PGA Boulevard, Palm Beach Gardens, Florida 33410-6542
                               PROXY FOR THE 1996
              ANNUAL MEETING OF SHAREHOLDERS  -- NOVEMBER 25, 1996

This proxy is solicited on behalf of the Board of Directors of Dycom Industries, Inc. (the "Company"). The undersigned hereby appoints Thomas R. Pledger and Ronald P. Younkin, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling) to vote all shares of common stock held of record by the undersigned on October 10, 1996 at the 1996 Annual Meeting of shareholders of Dycom Industries, Inc. scheduled to be held on November 25, 1996, and at any adjournments thereof.

    The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the nominees named hereon. The shares will be voted in the discretion of the proxies and attorneys-in-fact on the transaction of such other business as may properly come before the meeting and any adjournments thereof.


                PLEASE VOTE AND SIGN ON REVERSE SIDE AND RETURN






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Side 2

    1. The election of the nominees for director as set forth in the Proxy Statement accompanying the Notice of Meeting and listed below. The Board of Directors recommends a vote FOR the election of the nominees listed below.


       Louis W. Adams, Jr.      / /For         / / Against
       Steven E. Nielsen        / /For         / / Against
       Thomas R. Pledger        / /For         / / Against


    2. To vote in their discretion on the transaction of such other business as may properly come before the meeting and any adjournments thereof.

    Dated:            , 1996
                                   Signature

                                   Signature (if held jointly)

                                   Please date and sign as your name appears on the label affixed hereto, and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If the shares are held jointly, each Shareholder named is required to sign.